BY-LAWS

                                       OF

                                   30DC, INC.

                            (A Delaware corporation)

                          (Effective October 17, 2008)

            ---------------------------------------------------------

                                   ARTICLE I
                                  STOCKHOLDERS



1.       CERTIFICATES REPRESENTING STOCK.
         --------------------------------

         Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation representing the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the

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General  Corporation  Law. Any  restrictions  on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         Notwithstanding anything herein contained to the contrary, the corporation may issue shares of its stock in uncertificated or book-entry form. In such event, the corporation's transfer agent and registrar shall keep appropriate records indicating (a) the person to whom such uncertificated shares of stock were issued, (b) the number, class and designation of series, if any, of shares of stock held by such person and (c) other information deemed relevant to the corporation.

2.       FRACTIONAL SHARE INTERESTS.
         ---------------------------

         The corporation may, but shall not be required to, issue fractions of a share.

3.       STOCK TRANSFERS.
         ----------------

         Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with

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the Secretary of the  corporation  or with a transfer  agent or a registrar,  if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.       RECORD DATE FOR STOCKHOLDERS.
         -----------------------------

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the board of directors may fix a new record date for the adjourned meeting.

         In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining


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stockholders  for any such purpose  shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

5.       MEANING OF CERTAIN TERMS.
         -------------------------

         As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any Preferred Stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

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

6.       STOCKHOLDER MEETINGS.
         ---------------------

         TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time fixed by the directors.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

         CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

         NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle

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stockholders  to receive  payment for their  shares of stock,  the notice  shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his address as it appears on the records of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock


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ledger  shall be the only  evidence as to who are the  stockholders  entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman for the meeting shall appoint a secretary of the meeting.

         PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

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         INSPECTORS AND JUDGES. The directors,  in advance of any meeting,  may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         QUORUM. Except as the General Corporation Law or these Bylaws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting

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despite  the  absence of a quorum.  When a quorum is once  present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

         VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these Bylaws, or, with respect to the issuance of Preferred Stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of directors, a plurality of the votes present at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

7.       STOCKHOLDER ACTION WITHOUT MEETINGS.
         ------------------------------------

         Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of


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stockholders are recorded.  Delivery made to a corporation's  registered  office shall be by hand or by certified or registered mail, return receipt requested.

8.       NOTICE OF STOCKHOLDER BUSINESS.
         -------------------------------

         At an annual or special meeting of the stockholders or upon written consent of the stockholders without a meeting, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Stockholder Proposals Relating to Nominations for and Election of Directors. Nominations by a stockholder of candidates for election to the Board of Directors by stockholders at a meeting of stockholders or upon written consent without a meeting may be made only if the stockholder complies with the procedures set forth in this Bylaw, and any candidate proposed by a stockholder


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not  nominated in  accordance  with such  provisions  shall not be considered or acted upon for execution at such meeting of stockholders.

         A proposal by a stockholder for the nomination of a candidate for election by stockholders as a director at any meeting of stockholders at which directors are to be elected or upon written consent without a meeting may be made only by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein.

         In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than sixty days nor more than ninety days before the first anniversary of the date on which the corporation held its annual meeting in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders (A) that is called for a date that is not within thirty days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (B) in the event that the corporation did not have an annual meeting of stockholders in the prior year any such written proposal of nomination must be received by the Board of Directors not less than five days after the earlier of the date the corporation shall have (w) mailed notice to its stockholders that an annual meeting of stockholders will be held or (x) issued a press release, or (y) filed a periodic report with the Securities and Exchange Commission or (z) otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

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         In the case of a special  meeting  of  stockholders,  any such  written proposal of nomination must be received by the Board of Directors not less than five days after the earlier of the date that the corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held. In addition to any other information required, the stockholder seeking to have stockholders authorize or take corporate action by written consent shall include the class and number of shares of the corporation which are beneficially held by such stockholder, any voting rights with respect to shares not beneficially owned and other ownership or voting interest in shares of the corporation, whether economic or otherwise, including derivatives and hedges.

         In the case of stockholder action by written consent with respect to the election by stockholders of a candidate as director, the stockholder seeking to have the stockholders elect such candidate by written consent shall submit a written proposal of nomination to the Board of Directors. Such written proposal of nomination shall set forth: (A) the name and address of the stockholder who intends to make the nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five years, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock and the class and number of shares of the corporation which are beneficially held by such stockholder, any voting rights with respect to shares


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not  beneficially  owned and other ownership or voting interest in shares of the corporation,  whether economic or otherwise,  including  derivatives and hedges,
(E) a description of any arrangement or understanding between each person so proposed and the stockholder(s) making such nomination with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person if elected a director, (F) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were to be solicited for the election as a director of each person so proposed.

         If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in the preceding paragraph of this Bylaw or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating stockholder shall have five days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

         Stockholder Proposals Relating to Matters Other Than Nominations for and Elections of Directors. A stockholder of the corporation may bring a matter (other than a nomination of a candidate for election as a director) before a meeting of stockholders or for action by written consent without a meeting only if such stockholder matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified in this Bylaw; provided, however, that a


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proposal  submitted by a stockholder  for inclusion in the  corporation's  proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Bylaw.

         In the case of an annual meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors not less than sixty days nor more than ninety days before the first anniversary of the date on which the corporation held its annual meeting of stockholders in the immediately preceding year; provided, however, that (A) in the case of an annual meeting of stockholders that is called for a date which is not within thirty days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (B) in the event that the corporation did not have an annual meeting of stockholders in the prior year, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors not less than five days after the date the corporation shall have (w) mailed notice to its stockholders that an annual meeting of stockholders will be held or (x) issued a press release, or (y) filed a periodic report with the Securities and Exchange Commission or (z) otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

         In the case of a special meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board of Directors not less than five days after the earlier of the date the corporation shall have mailed notice to its stockholders that a special meeting of



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stockholders will be held, issued a press release,  filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

         In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal. Such written notice of a proposal of a stockholder matter shall set forth information regarding such stockholder matter equivalent to the information regarding such stockholder matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for stockholder consideration of such stockholder matter at a meeting of stockholders. In addition to any other information required, the stockholder seeking to have stockholders authorize or take corporate action by written consent shall include the class and number of shares of the corporation which are beneficially held by such stockholder, any voting rights with respect to shares not beneficially owned and other ownership or voting interest in shares of the corporation, whether economic or otherwise, including derivatives and hedges.

         If a written notice of a proposal of a stockholder matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in this Bylaw or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a stockholder matter of such failure or deficiency in the written notice of presentation of a stockholder matter and such stockholder shall have five days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

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

         Only stockholder matters submitted in accordance with the foregoing provisions of this Bylaw shall be eligible for presentation at such meeting of stockholders or for action by written consent without a meeting, and any stockholder matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders or by written consent without a meeting.

                                   ARTICLE II
                                    DIRECTORS

1.       FUNCTIONS AND DEFINITION.
         -------------------------

         The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.       QUALIFICATIONS AND NUMBER.
         --------------------------

         A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than fifteen, fixed from time to time by a majority of the total number of directors which the corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. The number of directors may be increased or decreased by action of the stockholders or of the directors.

3.       ELECTION AND TERM.
         ------------------

         The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4.       MEETINGS.
         ---------

         TIME.  Meetings shall be held at such time as the Board shall fix.

         FIRST MEETING. The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as hereinafter provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the directors.

         PLACE. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least twenty-four hours prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.

         Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. Any director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board.

         CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, and any Vice-Chairman of the Board, may be elected by a majority vote of the Board of Directors and shall serve until the meeting of the Board of Directors next following the Annual Meeting of the Stockholders at which a Chairman, and any Vice-Chairman, shall be newly elected or re-elected from amongst the Directors then in office.

5.       REMOVAL OF DIRECTORS.
         ---------------------

         Any or all of the directors may be removed for cause or without cause by the stockholders.

6.       COMMITTEES.
         -----------

         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7.       ACTION IN WRITING.
         ------------------

         Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

8.       NOMINATION.
         ----------
         Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person. At the request of the

Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

                                  ARTICLE III
                                    OFFICERS

1.       EXECUTIVE OFFICERS.
         -------------------

         The directors may elect or appoint a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be denominated "Executive Vice President"), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any number of offices may be held by the same person.

2.       TERM OF OFFICE:  REMOVAL.
         -------------------------

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Board of Directors may remove any officer for cause or without cause.

3.       AUTHORITY AND DUTIES.
         ---------------------

         All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws, or, to the extent not so provided, by the Board of Directors.

4.       CHIEF EXECUTIVE OFFICER.
         ------------------------

         The Chief Executive Officer shall, subject to the discretion of the Board of Directors, have general supervision and control of the corporation's business such duties as may from time to time be prescribed by the Board of Directors.

5.       THE PRESIDENT.
         --------------

         The President shall preside at all meetings of the Stockholders and in the absence of the Chairman of the Board of Directors, at the meeting of the Board of Directors, shall, subject to the discretion of the Board of Directors, have general supervision and control of the corporation's business and shall see that all orders and resolutions of the Board of Directors are carried into effect.

6.       VICE PRESIDENTS.
         ----------------

         Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7.       THE SECRETARY.
         --------------

         The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in his absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

8.       CHIEF FINANCIAL OFFICER AND TREASURER.
         --------------------------------------

         The Chief Financial Officer shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IV
                                 CORPORATE SEAL
                                       AND
                                 CORPORATE BOOKS

         The corporate seal shall be in such form as the Board of Directors shall prescribe.

         The books of the corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

                                   ARTICLE V
                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI
                                    INDEMNITY

         Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

         Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

         All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the corporation.

         The rights to indemnification and to advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                                  ARTICLE VII
                                   AMENDMENTS

         The Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting.